UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 13, 2014, Texas Capital Bancshares, Inc. (the “Company”) issued a press release announcing that it has priced a public offering of 2,523,128 shares of its common stock (the “Common Stock”). The Company expects the sale of the shares of Common Stock to close on November 18, 2014, subject to customary closing conditions. The Company expects to receive aggregate proceeds, after estimated expenses, of approximately $149.6 million.

A copy of the press release is included as exhibit 99.1 to this report.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock described herein, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus and related prospectus supplement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Texas Capital Bancshares, Inc. press release dated November 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Julie Anderson
Julie Anderson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Texas Capital Bancshares, Inc. press release dated November 13, 2014.